First Quarter 2024 Performance April 24, 2024

2 | First Quarter 2024 Performance Important Notice to Investors Please read this management presentation together with the Company’s press release issued earlier today announcing the Company’s first quarter 2024 financial results and in conjunction with the Company’s recent Annual Report and Quarterly Reports as filed with the Securities and Exchange Commission (SEC). Certain statements contained in this presentation that are not historical facts may be forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. These forward looking statements may include, but are not limited to, statements about our plans, objectives, expectations, prospects, expected future financial guidance and intentions, markets in which we participate and other statements contained in this presentation that are not historical facts. When used in this presentation, the words "expect," "predict," "project," "anticipate," "believe," "estimate," "intend," "plan," "seek" and similar expressions are generally intended to identify forward looking statements. Because these forward looking statements involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by these forward looking statements, including changes in our plans, objectives, expectations, prospects and intentions and other factors discussed in our filings with the SEC. We cannot guarantee any future levels of activity, performance or achievements. Travelzoo undertakes no obligation to update forward- looking statements to reflect events or circumstances occurring after the date of this presentation.

3 | First Quarter 2024 Performance Part 1: First Quarter 2024 Performance Part 2: Management Focus Part 3: Travelzoo META

4 | First Quarter 2024 Performance 30.5 31.1 31.0 Q1 2023 Q4 2023 Q1 2024 21.6 22.0 Q1 2023 Q1 2024 Revenue, operating profit and member count all increased year-over-year. Revenue $ millions Members Millions Operating Profit $ millions 4.7 5.6 Q1 2023 Q1 2024

5 | First Quarter 2024 Performance 4.5 4.4 0.5 1.4 Revenue growth in our Europe segment more than offset a slight decline in North America. Revenue $ millions North America Business Segment Europe Business Segment Q1 2023 Q1 2024 Operating Profit $ millions Q1 2023 Q1 2024 5.9 6.7 14.8 14.2

6 | First Quarter 2024 Performance On a consolidated level, we expect revenue from membership fees to grow over time. During 2024, membership fees have been waived for legacy Travelzoo members*. Advertising Global Revenues $ millions 20.6 20.0 20.9 Q1 2023 Q4 2023 Q1 2024 Membership Fees 0.9 1.0 1.1 Other 0.0 0.2 0.0 Includes advertising revenues and commissions from travel companies, local and entertainment businesses Includes membership fees and subscription revenues * Legacy members are ones who joined prior to January 1, 2024 and which are exempt from membership fees during 2024.

7 | First Quarter 2024 Performance $40 $1.67 $10 $10 $10 $8.33 Payment by member Revenue recognized Revenue from membership fees is recognized ratably over the period of the subscription. Member acquisition costs, on the other hand, are fully recorded immediately. Example: New member joined on March 1, 2024, paying a membership fee of $40 per annum Revenue Recognition $ Revenue recognized Q1 2024 Q2 2024 Q3 2024 Q4 2024 Q1 2025

8 | First Quarter 2024 Performance 4% 7% 9% 11% 18% 25% 2017 2018 2019 2020 2021 2022 2023 Q1 2024 Our GAAP operating margin increased to 25%. Operating Margin (26%) (2%)

9 | First Quarter 2024 Performance In North America, the GAAP operating margin remained high. Revenue $ millions North America Business Segment Operating Margin Percent 14.8 14.1 13.4 13.8 14.2 Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024 31% 27% 22% 29% 31%

10 | First Quarter 2024 Performance * GAAP operating profit + amortization of intangibles + stock option expenses + severance-related expenses = non-GAAP operating profit Total non-GAAP operating profit increased to $6.0 million and 27% of revenue. Non-GAAP Operating Profit* $ millions GAAP Operating Profit Adjustments Non-GAAP Operating Profit* 5.6 0.4 6.0 4.7 0.8 5.5 Q1 2023 Q1 2024

11 | First Quarter 2024 Performance Items excluded in the calculation of non-GAAP operating profit. $ millions Q1 2023 Q1 2024 Adjustments 0.8 0.4 Impairment of intangibles and goodwill — — Amortization of intangibles 0.4 0.3 Stock option expense 0.4 0.1 Severance-related expenses — —

12 | First Quarter 2024 Performance 19.8 16.4 16.9 Q1 2023 Q4 2023 Q1 2024 We maintained a solid cash position even after repurchasing 400,000 shares during the quarter. Payables to partners decreased by $2.8 million versus Q4 2023. Cash Balance at End of Quarter* $ millions * Includes cash, cash equivalents and restricted cash

13 | First Quarter 2024 Performance Revenue $ millions Operating Expenses and Cost of Revenues $ millions We believe we can keep our fixed costs relatively low in the foreseeable future. Higher revenues would thus increase margins. 16.1 15.9 16.0 0.8 0.8 0.4 Q1 2023 Q4 2023 Q1 2024 16.7 16.416.921.6 21.1 22.0 Q1 2023 Q4 2023 Q1 2024 OPEX and cost of revenues Non-GAAP adjustments

14 | First Quarter 2024 Performance With more than 30 million members, 8 million mobile app users, and 4 million social media followers, Travelzoo is loved by travel enthusiasts who are affluent, active, and open to new experiences. Travelzoo's Global Reach Members* Millions 30.5 31.0 Q1 2023 Q1 2024 * Including members of Jack's Flight Club ** Sources: Travelzoo Travel Outlook 2024 member survey in the U.S.; survey tool Alchemer; October 2023; targeted survey of non-dormant members; n=4,484 *** Google Analytics, average taken over July 2022 to June 2023.; U.S. Department of State – Bureau of Consular Affairs, U.S. Census Bureau High-Quality Users, Followers and Subscribers Travelzoo U.S. Member Survey** October 2023 53% ages 45+ 48% ages 18-44*** 56% female 43% male*** 96% have a valid passport compared to 45% of U.S. population 84% plan to take 2+ domestic trips in 2024 91% say they are open to new destinations and travel ideas

15 | First Quarter 2024 Performance Part 1: First Quarter 2023 Performance Part 2: Management Focus Part 3: Travelzoo META

16 | First Quarter 2024 Performance Management focus • Grow the number of Travelzoo members. • Leverage strong existing relationships with top travel suppliers and add new relationships to negotiate more exclusive offers. • Utilize higher operating margins to increase EPS. • Grow Jack’s Flight Club’s profitable subscription revenue. • Develop Travelzoo META with discipline.

17 | First Quarter 2024 Performance Part 1: First Quarter 2024 Performance Part 2: Management Focus Part 3: Travelzoo META

18 | First Quarter 2024 Performance

NASDAQ: TZOO HAVE A NICE DAY! For questions, please contact Travelzoo Investor Relations: ir@travelzoo.com